Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 7, 2010 on the financial statements of Tianli Agritech, Inc. and Subsidiaries, for the years ended December 31, 2009 and 2008 included herein on the registration statement of Tianli Agritech, Inc. and Subsidiaries on Form S-1, and to the reference to our firm under the heading “Expert” in the prospectus.

/s/ Sherb & Co., LLP

Certified Public Accountants
New York, New York
March 16, 2010